SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                         SCICLONE PHARMACEUTICALS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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
                         SCICLONE PHARMACEUTICALS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 1997

   The Annual Meeting of Shareholders (the "Annual Meeting") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), will be held at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, on Friday, May 16, 1997, at 9:00 a.m., local time, for the following purposes:

      1. To elect five (5) directors of the Company to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

      2. To approve an amendment to the Company's 1995 Equity Incentive Plan to increase by 750,000 the maximum number of shares of Common Stock that may be issued under such plan.

      3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1997; and

      4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on April 14, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                              By Order of the Board of Directors,

                              /s/ Mark A. Culhane


                              MARK A. CULHANE
                              Secretary


San Mateo, California
April 18, 1997

                         SCICLONE PHARMACEUTICALS, INC.
                          901 MARINERS ISLAND BOULEVARD
                           SAN MATEO, CALIFORNIA 94404

                                 PROXY STATEMENT

GENERAL

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, on Friday, May 16, 1997, at 9:00 a.m., local time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders are being mailed to shareholders on or about April 18, 1997.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Mark A. Culhane) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE

   The close of business on April 14, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 17,498,970 shares of Common Stock outstanding.

VOTING AND SOLICITATION

   Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters and is entitled to cumulate votes for the election of directors, subject to the conditions described below.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.


   The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, the FOR amendment of the Option Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

   At the Annual Meeting, the shareholders will elect five directors to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

   In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

   Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The names of the nominees, their ages as of April 1, 1997, and certain other information about them are set forth below:

                                                                     DIRECTOR
    NAME OF NOMINEE          AGE         PRINCIPAL OCCUPATION         SINCE
-------------------------  ----- ---------------------------------- ----------
Donald R. Sellers  ......    52  President, Chief Executive Officer   1996
                                 and Director
Thomas E. Moore .........    53  Chairman of the Board of Directors   1990
                                 of the Company
John D. Baxter, M.D......    56  Professor of Medicine                1991
Edwin C. Cadman, M.D.....    51  Professor of Medicine                1991
Jere E. Goyan, Ph.D......    66  President and Chief Operating        1992
                                 Officer of Alteon, Inc.

   There are no family relationships among any of the directors or executive officers of the Company.

   Donald Sellers has served as the Company's President and Director since January 1996 and its Chief Executive Officer since April 1996. From May 1993 to present, he has also served as Managing Director, SciClone Pharmaceuticals International Ltd., the international arm of the Company. From 1990 to 1993, Mr. Sellers was Corporate Vice President of Getz Bros., an Asian trading company, as well as President of their Japanese operation. From 1983 to 1990, Mr. Sellers was employed by Sterling Drug International, initially as Vice President of Marketing and Operations in Asia and beginning in 1985 as Vice President of Business Development for Latin America and in 1987 as President of their Latin American Andina Group. Mr. Sellers began his pharmaceutical career in 1973 with Pfizer as Country Manager, Vietnam and Hong Kong, and he later worked with the Revlon Healthcare Group as Director of Worldwide Exports and Pacific Area Director.

   Thomas E. Moore, a founder of the Company, has served as a director and Chairman of the Board of Directors of the Company since its inception and as Chief Executive Officer of the Company from August 1991 to April 1, 1996. Since February 1995, Mr. Moore has also served as Chairman of the Board of Cord Blood Registry, Inc., a cord blood banking company. Since 1988, Mr. Moore has also served as a principal in Sand Hill Management Group, a private investment and management firm specializing in the computer software, medical and biotechnology industries. From 1982 to 1988, Mr. Moore was the Chairman of the Board of Directors of Synercom Technology, Inc. ("Synercom"), a software company. Prior to Synercom, Mr. Moore was Vice President of Pacific Operations and Vice President of Strategic Planning at Honeywell, Inc., an electronics company.

   John D. Baxter, M.D. has been a director and Chairman of its Scientific Advisory Board in June 1991. Dr. Baxter has been associated with the University of California, San Francisco since 1970. He has been Professor of Medicine since 1979, Chief of the Endocrinology Section, Parnassus Campus since 1980 and Director of the Metabolic Research Unit since 1981. Dr. Baxter was a founder and served as a director of Scios Nova Inc., a biotechnology company, from its inception in 1982 to 1991.

   Edwin C. Cadman, M.D. has been a director and member of the Company's Scientific Advisory Board since November 1991. Since January 1994, Dr. Cadman has been Senior Vice President of Medical Affairs and Chief of Staff at Yale New Haven Hospital, where he was Chief of the Medical Service from 1987 through December 1993. Since 1987, Dr. Cadman has also been Professor of Medicine at Yale University, where he was Chairman of the Department of Medicine from 1987 through December 1993. Prior to these positions, he was Director of the Cancer Research Institute at the University of California, San Francisco. Dr. Cadman also currently serves as a director of CytoTherapeutics, Inc., a biotechnology company.

   Jere E. Goyan, Ph.D. has been a director of the Company since January 1992. Since July 1993, Dr. Goyan has been President and Chief Operating Officer and director of Alteon, Inc., a biotechnology company where he served as Senior Vice President for Research and Development from January 1993 through July 1993 and as Acting Chief Executive Officer from July 1993 through May 1994. Dr. Goyan was Dean of the School of Pharmacy and Professor of Pharmacy and Pharmaceutical Chemistry at the University of California, San Francisco from 1967 through 1992, and was a Professor there from 1965 through 1992. From 1979 to 1981, Dr. Goyan was the Commissioner of the United States Food and Drug Administration. Dr. Goyan also currently serves as a director of Emisphere Technologies, Inc. and Atrix Laboratories, both biotechnology companies, and Boehringer Mannheim Pharmaceuticals Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During 1996, the Board met four times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has two committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to nominate persons to serve as directors, the Board will consider nominations from shareholders, which should be addressed to Mark A. Culhane, at the Company's address set forth above.

   The Audit Committee consists of directors Cadman and Goyan, the Company's two non-employee directors, and held one meeting during 1996. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

   The  Compensation  Committee,  which also  consists of  directors  Cadman and
Goyan, held three meeting(s) during 1996. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1991 and 1992 Stock Plans, the Company's 1995 Equity Incentive Plan and the Company's 1995 Nonemployee Director Stock Option Plan.

COMPENSATION OF DIRECTORS

   Directors who are employees of the Company do not receive any compensation for their services as directors. Directors who are not employees of the Company receive an annual retainer of $12,000, payable at the rate of $1,000 per month, plus payment of out-of-pocket expenses relating to their service as Board members.

   The Company has entered into a consulting agreement with Dr. Baxter pursuant to which Dr. Baxter serves as Chairman of the Company's Scientific Advisory Board and performs consulting services as requested by the Company. Under the agreement, Dr. Baxter receives a fee of $6,000 per month. Dr. Baxter received $72,000 under this agreement in 1996. The Company has retained Dr. Cadman to perform consulting services, principally analysis of drug candidates for licensing or acquisition. Dr. Cadman receives a fee of $6,250 per month for these services. Dr. Cadman received $75,000 in such fees in 1996. From time to time, Dr. Goyan performs consulting services for the Company. The Company compensates Dr. Goyan for these services at his then-effective rate for consulting services. Dr. Goyan did not receive any consulting fees from the Company in 1996.

   Messrs. Baxter, Cadman and Goyan will each receive options to purchase 10,000 shares of the Company's Common Stock under the Company's 1995 Nonemployee Director Stock Option Plan if they are reelected to the Board at the Annual Meeting. Each such option shall be exercisable in full or part to the extent of one-twelfth of the shares subject to the option at the end of each one-month period thereafter.

RECOMMENDATION OF THE BOARD

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
                   AMENDMENT OF THE 1995 EQUITY INCENTIVE PLAN

GENERAL

   At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's 1995 Equity Incentive Plan (the "Option Plan") to increase by 750,000 the maximum number of shares of Common Stock that may be issued under the Option Plan.

   The Company's shareholders have previously approved the reservation of 1,250,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance to employees (including officers)and consultants under the Option Plan. As of March 31, 1997, options to purchase an aggregate of 674,900 shares of Common Stock were outstanding, at a weighted average exercise price of $7.13 per share, and 2,194 shares had been issued upon the exercise of previously granted options, leaving 572,906 shares available for future option grants. To enable the Company to continue to provide long-term equity incentives, the Board of Directors has amended the Option Plan, subject to approval by the shareholders, to increase the maximum number of shares that may be issued under the Option Plan by 750,000 to an aggregate of 2,000,000 shares.

   The Board of Directors believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because competition for highly qualified individuals in the Company's industry is intense, management believes that to successfully attract the best candidates, the Company must offer a competitive stock option program as an essential component of its compensation packages. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued growth and profitability. The proposed amendment is intended to ensure that the Option Plan will continue to have available a reasonable number of shares to meet these needs.

SUMMARY OF THE OPTION PLAN, AS AMENDED

   The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

   General. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. It provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonqualified stock options.

   Shares Subject to Plan. The shareholders have previously authorized an aggregate of 1,250,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of Common Stock that may be issued under the plan is 2,000,000. Appropriate adjustments will be made to the shares subject to the Option Plan, and to outstanding options upon any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

   Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonqualified stock option, the timing and terms of exercisability and vesting of each option, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

   Eligibility. Options may be granted under the Option Plan to employees (including officers), and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. As of March 31, 1997, the Company had approximately 38 employees, including 3 executive officers. While any person eligible under the Option Plan may be granted a nonqualified stock option, only employees may be granted incentive stock options.

   Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonqualified stock option may be greater than, equal to or less than such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of March 31, 1997, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $6.563 per share.

   The option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state and foreign taxes, if any, relating to the exercise of the option.

   Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. The maximum term of an option granted under the Option Plan is ten years, provided that an option granted to a Ten Percent Shareholder must have a term not exceeding five years. Generally, options granted under the Option Plan become exercisable in full four years after the date of grant, subject to the optionee's continued service with the Company, and have a term of ten years.

   Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonqualified stock option granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement. Options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for twelve months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

   Change in Control. The Option Plan provides that in the event of (i) a merger or consolidation in which the Company is a party or the direct or indirect sale or exchange by the shareholders of all or substantially all of the Company's stock wherein, upon any such event, the shareholders of the Company immediately before such event do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor,
(ii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company (a "Change in Control"), the acquiring or successor corporation must assume the Company's rights and obligations under the outstanding options or substitute new options for such corporation's stock. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to the Change in Control, they will terminate.

   Termination or Amendment. The Option Plan will continue in effect until January __, 2005 unless earlier terminated by the Board. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder or change the class of persons eligible to receive options. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

   Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonqualified Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

   The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonqualified Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

   Nonqualified Stock Options. Options not designated or qualifying as incentive stock options will be nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

CHANGES TO BENEFIT PLAN

   The Board of Directors has amended the Option Plan, subject to stockholder approval, to increase the maximum aggregate number of the Company's shares that may be issued under the Option Plan from 1,250,000 shares of common stock to 2,000,000 shares. No option grants have been made under the Option Plan following this amendment. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's common stock on future dates and, in the case of stock options, the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by participants in the Option Plan.

   During the fiscal year ended December 31, 1996, (1) the Company's Chief Executive Officers and two other executive officers whose total salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000 received stock option grants to purchase 440,500 shares of common stock under the Option Plan;
(2) all current executive officers as a group received stock option grants to purchase 440,500 shares of common stock under the Option Plan; (3) all current directors who are not executive officers as a group received stock option grants to purchase 30,000 shares of common stock under this Option Plan; (4) Donald Sellers, Thomas E. Moore, John D. Baxter, Edwin C. Cadman and Jere E. Goyan received stock option grants to purchase 400,000, 0, 10,000, 10,000 and 10,000 shares of common stock, respectively, under the Option Plan; (5) no associate of any director, executive officer or nominee received any stock option grants to purchase shares of common stock under the Option Plan; (6) Donald R. Sellers received a grant to purchase 400,000 shares of common stock under the Option Plan, or 45.9% of all options granted under the Option Plan; and (7) all employees, including all current officers who are not executive officers as a group received stock option grants to purchase 231,350 shares of common stock under the Option Plan.

REQUIRED VOTE

   The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

RECOMMENDATION OF THE BOARD

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             AMENDMENT OF THE OPTION PLAN TO INCREASE BY 750,000 THE
                    MAXIMUM NUMBER OF SHARES OF COMMON STOCK
                         ISSUABLE UNDER THE OPTION PLAN.

                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since 1991 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

               THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
                APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
           INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of the March 31, 1997 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers, (iii) each director of the Company and
(iv) all directors and executive officers of the Company as a group.

                                                  SHARES BENEFICIALLY
                                                       OWNED(1)
                                                ---------------------
                      NAME                         NUMBER     PERCENT
----------------------------------------------- ----------- ---------
Thomas E. Moore(2) .............................  3,317,381   18.7%
John D. Baxter, M.D.(3) ........................    413,839    2.4%
Donald R. Sellers(4) ...........................    301,933    1.7%
David L. Horwitz, M.D., Ph.D.(5) ...............    289,721    1.6%
Mark A. Culhane(6) .............................    204,692    1.2%
Edwin C. Cadman, M.D.(7) .......................     49,813     *
Jere E. Goyan, Ph.D.(8) ........................     48,333     *
All directors and executive officers as a group
 (7 persons)(9) ................................  4,625,712   24.8%

-------------------
* Less than 1%.

(1) Except pursuant to applicable community property laws, the Company believes the persons named in the table have sole voting and investment power with respect to all shares.

(2) Includes 2,243,167 shares held of record by Sand Hill Management Group, a sole proprietorship of which Mr. Moore is the principal, 308,616 shares held of record by Moore Family Limited Partnership and 200,000 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(3) Includes 18,333 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(4) Includes 297,933 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(5) Includes 252,054 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(6) Includes 189,227 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(7) Consists of 48,813 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(8) Includes 48,333 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(9) Includes 1,054,693 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information concerning compensation of
(i) the Company's Chief Executive Officer and (ii) the two other executive officers of the Company serving at December 31, 1996 (collectively, the "Named
Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                             LONG TERM
                                                                            COMPENSATION
                                           ANNUAL COMPENSATION                 AWARDS
                              ------------------------------------------- --------------
                                                                             SECURITIES
                                                             OTHER ANNUAL    UNDERLYING     ALL OTHER
                                        SALARY               COMPENSATION   OPTIONS/SARS   COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)(2)    BONUS ($)      ($)            (#)            ($)
----------------------------- ------ ----------- --------- -------------- -------------- --------------
Donald R. Sellers(1)            1996   400,000     150,000         *          400,000       8,524 (6)
 President and Chief            1995   203,643      78,180   328,854 (3)       60,000      13,522 (6)
 Executive Officer              1994   194,506     120,000   306,927 (3)       40,000      10,428 (6)
David L. Horwitz, M.D., Ph.D.   1996   234,000      81,800    92,193 (4)       13,500      11,003 (7)
 Executive Vice President,      1995   218,795      76,639    67,028 (4)       67,500       9,889 (7)
 Medical and Regulatory         1994   205,056     120,000    36,190 (4)       40,000       9,397 (7)
 Affairs
Mark A. Culhane                 1996   205,000      81,000    72,000 (5)       27,000       3,546 (8)
 Vice President, Finance        1995   190,000      67,000    48,000 (5)       67,500       1,848 (8)
 and Administration,            1994   175,000      75,000         *          125,000       1,720 (8)
 Chief Financial Officer
 and Secretary
Former Executive Officer:
Thomas E. Moore                 1996   300,000           0         0                0       6,796 (9)
 Chairman of the Board of       1995   367,500     206,719         *                0       1,848 (9)
 Directors and Former           1994   350,000      87,500         *          200,000       1,848 (9)
 Chief Executive Officer

-------------
* No disclosure required under Securities and Exchange Commission rules.

(1) Mr. Sellers was appointed to serve as the Company's President and as a director of the Company in January 1996 and its Chief Executive Officer in April 1996.

(2)  Includes amounts deferred under the Company's 401(k) plan.

(3) Includes $274,427 in 1995 and $252,429 in 1994 in cost-of-living assistance payments under an expatriate benefit agreement.

(4) Includes mortgage assistance payments of $92,193 in 1996, $62,800 in 1995 and $36,190 in 1994 under a housing relocation agreement.

(5) Consists of $60,000 in 1996 and $36,000 in 1995 in cost-of-living assistance payments.

(6) Consists of disability and life insurance premiums ($6,624 in 1996, $7,182 in 1995, and $3,131 in 1994), medical insurance premiums ($6,340 in 1995 and $7,297 in 1994) and $1,900 in matching contributions under the Company's 401(k) plan in 1996.

(7) Consists of term life insurance premiums ($3,755 in 1996, $2,693 in 1995 and $2,202 in 1994), disability insurance premiums ($5,348 in 1996 and 1995 and $5,347 in 1994) and matching contributions under the Company's 401(k) Plan ($1,900 in 1996, $1,848 in 1995 and 1994).

(8) Consists of matching contributions under the Company's 401(k) plan ($1,900 in 1996, $1,848 in 1995 and $1,720 in 1994) and $1,646 in term life insurance premiums in 1996.

(9) Consists of $1,900 in matching contributions under the Company's 401(k) plan and $4,896 in term life insurance premiums in 1996 and $1,848 in matching contributions under the Company's 401(k) plan in each of 1995 and 1994.


   The following table provides certain information with respect to stock options granted to the Named Executive Officers in 1996. In addition, as required by Securities and Exchange Commission rules, the table set forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                               --------------------------------------------------------    POTENTIAL REALIZABLE
                                                                                                   VALUE
                                                                                                AT ASSUMED
                                  NUMBER OF    PERCENT OF TOTAL  EXERCISE                  ANNUAL RATES OF STOCK
                                  SECURITIES     OPTIONS/SARS     OR BASE                   PRICE APPRECIATION
                                  UNDERLYING      GRANTED TO       PRICE                    FOR OPTION TERM(3)
                                 OPTIONS/SARS    EMPLOYEES IN    PER SHARE   EXPIRATION -------------------------
              NAME               GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)      10% ($)
------------------------------ -------------- ---------------- ----------- ------------ ------------ ------------
Donald R. Sellers .............  400,000 (1)        45.9%        $5.375      1/5/2006     $1,354,000   $3,426,000
David L. Horwitz, M.D., Ph.D...   13,500 (2)         1.6%        $ 5.25      1/4/2006     $   44,550   $  112,995
Mark A. Culhane ...............   27,000 (2)        3.10%        $ 5.25      1/4/2006     $   89,100   $  225,990

Former Executive Officer:
Thomas E. Moore ...............      -0-            N/A             N/A           N/A            N/A          N/A

------------------

(1) Options vest ratably on a monthly basis over three years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(2) Options with respect to 25% of the shares covered become exercisable one year from date of grant; thereafter, options with respect to the remaining shares vest ratably on a monthly basis over three years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.


   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during 1996. In addition, the table sets forth the number of shares covered by stock options as of December
31, 1996, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1996.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

                                                                 NUMBER OF              VALUE OF
                                                                UNEXERCISED            UNEXERCISED
                                                              OPTIONS/SARS AT         IN-THE-MONEY
                                                              FISCAL YEAR END        OPTIONS/SARS AT
                                    SHARES                          (#)            FISCAL YEAR END ($)
                                   ACQUIRED        VALUE       EXERCISABLE/    EXERCISABLE/UNEXERCISABLE
              NAME              ON EXERCISE (#) REALIZED ($)   UNEXERCISABLE               (1)
------------------------------ --------------- ------------ ----------------- ---------------------------
Donald R. Sellers .............       -0-          --         225,580/350,420       $430,425/$844,575
David L. Horwitz, M.D., Ph.D...       -0-          --          219,850/92,633       $817,143/$230,398
Mark A. Culhane ...............       -0-          --         154,601/123,732       $454,440/$359,351
Former Executive Officer:
Thomas E. Moore ...............       -0-          --               200,000/0       $       400,000/0

------------------

(1) Based on the $8.00 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996, less the exercise prices.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee of the Board is composed of Messrs. Cadman and Goyan, both of whom are nonemployee directors. The Compensation Committee is responsible for establishing and administering the Company's policies regarding compensation and stock ownership programs. The Committee annually evaluates the performance, and determines compensation and long-term equity incentives, of the Chief Executive Officer ("CEO"), and reviews and approves the CEO's compensation recommendation for other executive officers of the Company, including the Chairman of the Board.

 Compensation Policy

   The overall objectives of the Company's compensation policy are to attract and retain executives of outstanding ability and potential, to motivate these individuals to achieve corporate goals to enhance long-term shareholder value, to link executive compensation and shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall corporate results and is competitive with leading biopharmaceutical companies with which the Company competes for talent.

   In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share and sales growth, may not apply in reviewing the performance of executive officers. At the Company's current stage of development, in evaluating and determining the compensation of the Company's CEO and other executive officers, the Compensation Committee looks to other performance criteria, such as progress of the Company's clinical and regulatory programs and corporate commercialization and development activities, as well as the Company's success in securing capital resources that are necessary for the Company to complete clinical, regulatory and commercialization programs and achieve product revenues. As a result, in many instances these qualitative factors  involve  a  subjective  assessment  of  corporate  performance  by  the
Compensation Committee. The Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates the Company's and individual performance against that mix.

   Compensation for individual executive officers is targeted to be comparable to compensation packages paid to other executives of other biopharmaceutical companies of comparable or larger size with which the Company competes for talent. The Compensation Committee reviews from time to time independent survey data regarding compensation and benefits in the biopharmaceutical industry as well as compensation and benefits in a comparative group of public biopharmaceutical companies that represent a number of the Company's most direct competitors for executive talent. The companies selected for comparison are biopharmaceutical firms with market capitalizations comparable to or larger than the Company's, several of which companies are included in the NASDAQ Pharmaceutical/Biotechnology Index used in the Stock Performance Graph contained herein. The Compensation Committee believes that inclusion of companies with larger market capitalizations is necessary because the talent pool from which the Company recruits is composed largely of executives employed by such companies.

   The key elements of the Company's executive compensation program consist of base salary, annual cash incentives and long-term equity incentives.

 Base Salary

   Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the base salaries paid by biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee initially sets base salaries in the mid to upper range of base salaries at other companies in such comparative group. In certain cases, minimum base salaries are established by employment agreements between the Company and its executive officers. Using this general guideline, the Compensation Committee then considers other factors such as the individual's contribution to achievement of corporate goals, the attainment of specific individual objectives and the assumption of new responsibilities. From year to year, the relative weighting of the individual factors may differ from officer to officer, and can be expected to change over time in response to the Company's development stage and the evolution of the biopharmaceutical industry.

 Annual Cash Incentives

   The Company's annual cash incentives account for a significant percentage of each executive officer's potential compensation. The Compensation Committee establishes annual cash incentive targets for executive officers based upon cash incentive programs of biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee generally sets such targets in the mid to upper range of cash incentives paid by other companies in such comparative group. The actual cash incentive award earned depends upon the attainment of corporate performance goals established for the year by the Committee as well as the attainment of individual performance objectives. Corporate performance goals for 1996 were (i) registration of thymosin alpha 1 in at least one additional Asian country and at least one Middle Eastern country, (ii) submission of thymosin alpha 1 registration applications in at least eight additional countries, (iii) conclusions of thymosin alpha 1 trial in Taiwan, and (iv) creation and implementation of thymosin alpha 1 and CPX development plans. At year end, the Compensation Committee reviewed the original plans and goals. The Committee determined that, due to the significant efforts and accomplishments of the Company's executive officers, many of the original goals had been achieved; however, certain goals deemed significant by the Committee were not achieved. As a result, the executive officers received less than their targeted annual cash incentive and received cash incentives ranging from 35% to 40% of base salary.

 Long-Term Equity Incentives

   The Company's long-term equity incentives currently consist of the Company's 1991 and 1992 Stock Plans and the Company's 1995 Equity Incentive Plan (collectively, the "Plans"), pursuant to which the Company grants options and other rights to purchase shares of its Common Stock. The objective of each of the Plans is to advance the long-term interests of the Company and its shareholders and to complement incentives tied to annual performance. Stock options granted under the Plans generally vest over a four year period, providing incentive to create value for the Company's shareholders over the long-term since the full benefit of the compensation package cannot be realized unless the employee remains with the Company and stock price appreciation occurs over a number of years. The Compensation Committee has typically granted options to employees upon commencement of employment and has occasionally granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. During 1996, certain executive officers and employees were granted stock options based on their individual contribution to achievement of corporate performance goals. In January 1996, the Compensation Committee granted option to Mr. Sellers, in connection with his assuming the role of Chief Executive Officer, to acquire 400,000 shares of Common Stock at a price per share of $5.375, the fair market value on the date of grant. The shares vest monthly over 36 months.

 CEO Compensation

   In 1996, Mr. Sellers received a base salary of $400,000 and an annual cash incentive payment of $150,000. In determining Mr. Sellers' base salary, the Compensation Committee considered Mr. Seller's current compensation, his expected role with the Company and data with respect to compensation levels at other biotechnology Companies, along with certain tax effects of his relocation to the United States. With respect to Mr. Sellers' cash incentive, the Committee noted that the corporate performance objectives for the Company were met and that, with one exception Mr. Sellers' individual performance objectives were achieved; however, the Company had not achieved the targeted increase in its stock price which was a significant performance objective. Therefore, the Compensation Committee awarded Mr. Sellers an actual bonus less than his targeted incentive resulting in a bonus equal to 37.5% of his base salary.

   In 1996, Mr. Moore received a base salary of $300,000 and no annual cash incentive payment. In reducing Mr. Moore's base salary and cash incentive from fiscal 1995, the Compensation Committee noted that the reduction was reflective of Mr. Moore's changing role in the Company.

 Special Deduction Limit

   The Compensation Committee has considered the impact of Section 162(m) of the Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1.0 million, and the Committee believes that options granted under the 1995 Equity Incentive Plan prior to the Company's Annual Meeting in 1996 will meet the requirements for performance-based compensation under Section 162(m), the Compensation Committee believes that this section will not affect the tax deductions available to the Company with respect to such options. However, because a transition rule which permits the Compensation Committee to qualify as a committee which may award performance-based compensation expired upon the Company's Annual Meeting in 1996 and the Compensation Committee may not so qualify, the Company can provide no assurance that options granted under the 1995 Equity Incentive Plan after that date will meet the requirements for performance-based compensation.

   The foregoing report has been provided by Messrs. Cadman and Goyan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the year ended December 31, 1996, Messrs. Cadman and Goyan served on the Compensation Committee of the Board.

                             STOCK PERFORMANCE GRAPH

   The following graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since March 17, 1992, the effective date of the Company's initial public offering, with (ii) the cumulative total return on (a) The Nasdaq Stock Market (U.S. and Foreign Companies) and (b) the NASDAQ Pharmaceutical/Biotechnology Index. The comparison assumes (i) an investment of $100 on March 17, 1992 in each of the foregoing indices and (ii) reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.S

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                         COMPUTER INDEX
                      -----------------------------------------------------
                       SciClone              NASDAQ               NASDAQ
Performance             Common              Stock Mkt.          Parm. Com.
  Period                 Stock              US & Frgn            SIC 283
  ------                 -----              ---------            -------
03/17/92                100.000              100.000             100.000
12/31/92                197.143              108.894             092.495
12/31/93                262.857              123.713             083.673
12/30/94                077.143              119.674             062.372
12/29/95                058.571              170.014             113.660
12/31/96                091.429              211.232             113.947

                          TRANSACTIONS WITH MANAGEMENT

   The Company has entered into an employment agreement with Dr. Horwitz. Under the agreement, Dr. Horwitz receives an annual salary and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. In the event the Company terminates its employment relationship with Dr. Horwitz without cause, or if Dr. Horwitz's relationship or responsibilities change without his consent, the Company will be required to continue to pay Dr. Horwitz's normal salary and benefits for six months. Pursuant to the agreement, the Company also granted Dr. Horwitz options to purchase shares of the Company's Common Stock and reimbursed Dr. Horwitz for certain moving costs and agreed to make certain cash payments to Dr. Horwitz upon exercise of options granted pursuant to the agreement and to defray a portion of his housing expenses.

   The Company has entered into an employment agreement with Mr. Culhane. Under the agreement, Mr. Culhane receives an annual salary and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. In the event the Company terminates its employment relationship with Mr. Culhane without cause, the Company will continue to pay Mr. Culhane's annual salary and benefits for twelve months, pay any cash incentives as if Mr. Culhane had continued his employment through the end of the calendar year, accelerate the vesting of all of Mr. Culhane's outstanding stock options so they become fully vested, and extend the exercise period for such options for one year, but within the original term of the option. The Company has also agreed to make certain cash payments to Mr. Culhane upon exercise of stock options granted to Mr. Culhane prior to 1994.

   The Company has entered into an employment agreement with Mr. Sellers. Under the agreement, Mr. Sellers receives an annual salary and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. In the event the Company terminates its employment relationship with Mr. Sellers without cause, the Company will pay Mr. Sellers a severance payment equal to his annual salary and benefits for twelve months and any cash incentives as if Mr. Sellers has continued his employment through the end of the calendar year, accelerate the vesting of all of Mr. Sellers' outstanding stock options so they become fully vested, and extend the exercise period for such options for one year, but within the original term of the option.

   In June 1995, the Company extended a loan to Dr. David Horwitz with an aggregate principal amount of $1,365,000 to be used to finance the purchase and renovation of Dr. Horwitz's primary residence. The loan was secured by a first deed of trust on the property and 20,000 shares of SciClone Common stock owned by Dr. Horwitz, bears interest at 7.5% per annum and is payable in five years, subject to renewal if Dr. Horwitz remains employed by the Company. Pursuant to Dr. Horwitz's employment agreement, the Company will defray a portion of Dr. Horwitz's monthly mortgage expenses over a five-year period.

   In July 1995, the Company extended a loan to Mr. Moore in the principal amount of $95,000 which carries an interest rate of 7.375%. In December 1995, the Company extended an additional loan to Mr. Moore in the principal amount of $600,000 which carries an interest rate of 7.50%. The loans are due and payable in December 1997, are currently unsecured and are in the process of being secured by a second deed of trust on residential property owned by Mr.
Moore.

   In August 1996, the Company extended a loan to Mr. Sellers in the principal amount of $1,000,000 which was used to finance the purchase of his primary residence. The loan was secured by a first deed of trust on the property, bears interest at 8.0% per annum and is payable in five years, subject to renewal if Mr. Sellers remains employed by the Company.

                              SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by Mark A. Culhane, SciClone Pharmaceuticals, Inc., 901 Mariners Island Boulevard, San Mateo, California 94404, no later than January 8, 1998.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

   To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1996, all Reporting Persons complied with all applicable filing requirements, except that one statement of changes in beneficial ownership for David L. Horowitz, M.D., Ph.D., an officer of the Company, reporting one transaction, was not timely filed.

                                OTHER MATTERS

   The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                                  By Order of the Board of Directors,

                                  /s/ Mark A. Culhane

                                  MARK A. CULHANE
                                  Secretary


April 18, 1997
San Mateo, California

                                                                      APPENDIX A

--------------------------------------------------------------------------------
PROXY                     SCICLONE PHARMACEUTICALS, INC.                   PROXY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         SOLICITED BY BOARD OF DIRECTORS

   The undersigned hereby appoints Donald R. Sellers and Mark A. Culhane, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of SciClone Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 233 Twin Dolphin Drive, Redwood City, California 94065, on Friday, May 16, 1997, at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1996 Annual Report to Shareholders.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

   THE  SHARES   REPRESENTED   HEREBY  SHALL  BE  VOTED  AS  SPECIFIED.   IF  NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 3.

                (Continued, and to be signed on the other side)
--------------------------------------------------------------------------------

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

                                                                                                                    [X] Please mark
                                                                                                                         your votes
                                                                                                                           as this

1. Election of Directors                WITHHOLD                                                            FOR   AGAINST  ABSTAIN
   (INSTRUCTION: TO WITHHOLD      FOR    FOR ALL           2. To approve an amendment  to the  Company's    [  ]    [  ]     [  ]
   AUTHORITY TO VOTE FOR ANY      [  ]    [  ]                1995 Equity  Incentive Plan to increase by
   INDIVIDUAL NOMINEE, STRIKE                                 750,000  the  maximum  number of shares of
   A LINE THROUGH THAT NOMINEE'S                              Common Stock that may be issued under such
   NAME IN THE LIST BELOW.)                                   plan.

Donald R. Sellers, Thomas E. Moore, John D. Baxter, M.D.   3. To ratify the appointment of Ernst & Young    [  ]    [  ]     [  ]
Edwin C. Cadman, M.D., Jere E. Goyan, Ph.D.                   LLP as the  independent  auditors  for the
                                                              Company for the year ending  December  31,
_________________________________________________________     1997.

I PLAN TO ATTEND THE MEETING               [  ]               A VOTE  FOR  THE  PRECEDING  PROPOSALS  IS
                                                              RECOMMENDED BY THE BOARD OF DIRECTORS.



Signature(s)___________________________________________________________________             Dated __________________________, 1997

Sign  exactly as your  name(s)  appears on your stock  certificate.  If shares of stock  stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise,  both or all of such should sign the above Proxy.
If shares of stock are held of record by a  corporation,  the Proxy should be executed by the  President or Vice  President  and the
Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a decreased shareholder should give their full title. Please date the Proxy.

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